COMMONWEALTH OF OF THE BAHAMAS
                      (NO.                 OF            )



                             ARTICLES OF ASSOCIATION



                                       OF



                                 LEON TOURS LTD.



1. Reference in these Articles of Association to the Act shall mean the International Business Companies Act 1989. The following Regulations shall constitute the Regulations of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and nueter, and references to persons shall include corporations and all entities capable of having a legal existence.

                                     SHARES

2. The authorized capital of the Company is US$5,000.00 divided into 5,000 shares with a par value of US$1.00 each. The directors are duly empowered to issue shares as registered shares or to the bearer as they may at their discretion determine by resolution.

3. Every person whose name is entered as a member in the share register being the holder of registered shares, and every person who subscribes for shares issued to bearer, shall, without payment, be entitled to a certificate signed by two directors or two officers or one director and one officer of the Company or under the common seal of the Company with the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of a registered share, or shares, held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

4. In the case of the bearer shares, each certificate for shares issued to bearer shall carry an identifying number, and the Company shall maintain a register of the name and address of an agent or attorney which may be given to the Company by the bearer, identified for this purpose by such identifying number, for service of any notice, information or written statement required to be given to members.

5. If a certificate is worn out or lost, it may be renewed on production of the worn-out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.

                    SHARE CERTIFICATE OR VARIATION OF RIGHTS

6. Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.

7. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the company may be issued with such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the directors may from time to time determine.

8. Subject to the provisions of the Act, shares may be issued on the terms that they are redeemable, or, at the option of the Company, liable to be redeemed on such terms and in such manner as the directors before or at such time of the issue of the shares may determine.

9. The directors may redeem any share issued at a premium.

10. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of not less than fifty-one percent of the issued shares of that class and of the holders of not less fifty-one percent of the issued shares of any other class of shares which may be affected by such variation.

11. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

12. Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any fractional part of a shares or (except only as by these Regulations or by law otherwise provided) any other rights in respect or any share except an absolute right to the entirety thereof by the registered holder.

                               TRANSFER OF SHARES

13. Registered shares in the company may be transferred by a written instrument signed by the transfer and containing the name and address of the transferee or in such other manner or form and subject to such evidence as the directors shall consider appropriate as the directors shall consider appropriate.

14. Shares issued to the bearer shall be transferred by delivery of the certificate evidencing the same.

15. The holder of the registered shares may request that such shares be exchanged for shares issued to bearer and the directors shall cancel the certificate evidencing registered shares and the entry in the share register and instead issue a certificate evidencing shares issued to bearer with and subject to such evidence of intent as the directors may consider appropriate.

16. The holder of a certificate evidencing shares issued to bearer may request that such shares be exchanged for registered shares and the directors shall cancel the certificate evidencing shares issued to bearer and instead issue a certificate evidencing registered shares and enter the name and address of the holder thereof in the share register subject to such evidence of intent as the directors may consider appropriate.

17. Upon receipt of notification of any change of name and address of any agent or attorney given to the Company for the purpose of service of any notice, information or written statement required to be given to members, identified by reference to the number of the certificate to bearer, the directors shall forthwith amend the register maintained for this purpose.

                             TRANSMISSION OF SHARES

18. The personal representative, guardian or trustee as the case may be of deceased, incompetent or bankrupt sole holder of a registered share shall be the only persons recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors, and the personal representatives, guardian or trustee as the case may be of the deceased, incompetent or bankrupt, shall be the only persons recognized by the Company as having any title to the shares, but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the following two Regulations.

19. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member for all purposes shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

20. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as a transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

21. The holder of a bearer share shall be for all purposes under this heading be recognized as the absolute owner thereof.

                            ACQUISITION OF OWN SHARES

22. Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of the Company's own share but only out of surplus or in exchange for newly issued shares of equal value or for such consideration as they consider fit, and either cancel or hold such shares as Treasury shares. The directors may dispose of any shares held as Treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

                              ALTERATION IN CAPITAL

23. Subject to the terms of any resolution passed by the directors for the purpose of increasing the authorized capital of the Company, such increased capital may be divided into shares of such respective amounts, and with such rights or privileges (if any) as the directors think expedient.

24. Any capital raised by the creation of new shares shall be considered as part of the original capital, and shall be subject to the same provisions as if it had been part of the original capital.

25. The directors may by resolution:

     (a) consolidate and divide all or any of the share capital of the company into shares of larger amount than the existing shares;

     (b) Cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of the authorized share capital of the company by the amount of the shares so canceled;

     (c) sub-divide the shares of the company or any of them, into shares of smaller amount than is fixed by the Memorandum of Association to the provisions of Regulation 10 the resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from subdivision one or more of the shares may have such preferred or other special rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares;

     (d) subject to any confirmation or consent required by law, reduce its authorized and issued share capital or any capital redemption reserve fund or any share premium account in any manner.

26. Where any difficulty arises in regard to any consolidation and division under this Regulation, the directors may settle the same as they think expedient.

                               MEETING OF MEMBERS

27. The directors may convene meeting of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding more than fifty percent of the votes of the outstanding voting shares in the Company.

28. Seven days' notice at the least specifying the place, the day and hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and to the agent or attorney of record of the holders of bearer shares the right to vote at such meeting.

29. A meeting of the members shall be deemed to have been validly held, notwithstanding that it is held in contravention of the requirement to give notice in Regulation 26, if notice of the meeting is waived by ninety percent of the holders of bearer shares having a right to attend and vote at the meeting.

30. The inadvertent failure of the directors to give of a meeting to a member or to the agent or attorney as the case may be, or the fact that a member or such agent or attorney has not received the notice, shall not invalidate the meeting.

                       PROCEEDINGS AT MEETINGS OF MEMBERS

31. No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy of not less than twenty-five per centum of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the holders of the remaining shares entitled to vote thereon.

32. If within thirty minutes from the time appointed for the meeting a quorum is not presented, the meeting shall be adjourned to the same time and place 10 days hence. At an adjourned meeting not less than 10 per centum of each class shall constitute a quorum. If within 30 minutes of the time appointed for the meeting a quorum is not present the meeting shall be deemed to be dissolved.

33. At every meeting the members present shall choose someone of their number to be Chairman. If the members are unable to choose a number for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman, failing which the eldest (in years) person shall take the chair.

34. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

35. At any meeting a resolution put to the vote of the meeting shall be decided by a show of hands by simple majority unless a poll is (before or on the declaration of the result of a show of hands) demanded:

     (a)  by the chairman; or

     (b)  by  any  member  or  members   present  in  person  or  by  proxy  and
          representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting.

36. Unless a poll be so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

37. If a poll is duly demanded it shall be taken in such a manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn.

38. In the case of an equality of votes, whether on show of hands, or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

                                VOTES OF MEMBERS

39. At any meeting of members whether on show of hands or on poll every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

40. A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing or by telex, telegram, cable or other written electronic communication shall forthwith, without the need for any notice, become effectual as a resolution of the members.

41. If a committee be appointed for any member who is of unsound mind he may vote by his committee.

42 If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Regulation 37, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

43. Votes may be given either personally or by proxy.

44. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

45. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

46. The instrument appointing a proxy shall be in writing under the hand of the appointor unless the appoint is a corporation or other form of legal entity other than one or more individuals holdings as joint owners in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorized by such corporation or legal entity to execute the same. The Chairman if any meeting at which a vote is cast by proxy so authorized may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested or the vote cast by such proxy shall be disregarded. In the case of a proxy being given by the holder of a share issued to bearer, it shall be sufficient for the appointor to identify himself by writing the identifying number of the certificate evidencing the shares issued to bearer.

                CORPORATIONS ACTING BY REPRESENTATION AT MEETINGS

47. Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the members or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

                                    DIRECTORS

48. Subject to resolution of the company to change the number if directors the number of the directors shall be not less than one and may be a body corporate or a partnership.

49. The first director or directors shall be elected by the subscribers directors, the Memorandum. Thereafter, the director(s) shall be ejected by the members or the director (if there is only one) or directors for such term as the members or the director (if there is only one) or directors may determine.

50. The director(s) shall hold office until his (their) successor(s) shall take office his (their) earlier death, resignation or removable.

51. Every vacancy in the board of directors may be filled by a resolution of the members or of the directors (if there is only one) or of the members or of the directors if applicable.

52. A director shall not be require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

53. A director by writing under his hand deposited at the Registered Office of the Company may from time to time appoint another director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of the resolution of which his approval is sought in accordance with Regulation 77, his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under his hand deposited at the Registered Office of the Company may at any time revoke the appointment of any alternate appointed by him. If a director shall die or cease to hold office of director, the appointment of his alternate shall thereupon cease and terminate.

54. The directors may, by resolution, fix the emoluments of directors in respect of services rendered or to rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

55. Any director who, request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the director go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

56. The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be a approved by resolution of the director.

57. The office of director shall be vacated if the director:

     (a) is removed from office by a resolution of commission or by a resolution of directors, or

     (b) becomes bankrupt or makes any arrangement or composition with his creditors generally, or

     (c) becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs, or

     (d)  resigns his office by notice in writing to the Company.

58. (a) A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company, on such terms as to remuneration and otherwise as the directors shall arrange.

     (b) A director may be or become a director or other officer of, or otherwise interested in any company promoted by the Company, or in which the Company may be interested as a member or otherwise, and no such director shall be accountable for any remuneration or other benefits received by him as director or officer of from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all, respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or any of their number, directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in manner aforesaid.

     (c) No director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into or on behalf of the Company in which any director shall in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established. The nature of a director's interest must be declared by him at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, and if the director was not at the date of that meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested advise the Company in writing of the fact and nature of his interest. A general notice to the directors by a director that he is a member of a specified firm or company, and is to be regarded as interested in any transaction which may, after the date of notice, be made with such firm or company shall (if such director shall give the same at a meeting of directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of directors after it is given) be a sufficient declaration of interest in relation to such contract of transaction with such firm or company. A director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion.

                                    OFFICERS

59. The directors of the Company may, by a resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice-President, a Secretary and a Treasurer and such other officers as may from time to time be deemed desirable. The officers shall perform such duties as may be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to term by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

60. Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors whether or not a successor is appointed.

61. Any officer who is a body corporate may appoint any person its duly authorized representing it and of transacting any of the business of the officers.

                               POWERS OF DIRECTORS

62. The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and exercise all such powers of the Company as are not by the Act or by the Regulations required to be exercised by the members subject to an delegation of such powers as may be authorized by these Regulations and to such requirements as may be prescribed by resolution of the members; but no requirement made by resolution of the members shall prevail if it be inconsistent with these Regulations nor shall such requirements invalidate any prior act of the directors which would have been valid if such requirement had not been made.

63. The directors may entrust to and confer upon any director or officer any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit, and either colaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any or such powers. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

64. The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

65. Any director which is a body corporate may appoint any person its duly authorized representative for the purposes of representing it at Directors Meetings and of transacting any of the business of the directors.

66. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

67. The directors may exercise all the power of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

68. The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred among the directors there shall be only one continuing director he shall be authorized to act alone only for purpose of appointing another director.

                            PROCEEDINGS OF DIRECTORS

69. The meetings of the directors and any committee thereof shall be held at such place or places as the directors shall decide.

70. The directors may elect a chairman of their meeting and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present at the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

71. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meeting as they think fit. Questions arising at any meeting shall be decided by a majority of gates; in case of any equality of votes the chairman shall have second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matter requiring a resolution for all purposes.

72. A director shall be given not less than seventy days' notice of a meeting of the directors.

73. Notwithstanding Regulation 72 above, a meeting of directors held in contravention of that Regulation shall be valid if majority of the directors entitled to vote at the notice, does not invalidate the meeting.

74. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

75. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate at least the majority of the total number of directors.

76. If within half an hour from the time appointed for the meeting a quorum is not present the meeting shall be dissolved.

77. Any one or more of the directors or any committee thereof may participate in a meeting of directors or of a committee of directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

Participation by such means shall constitute presence in person at a meeting.

78. A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking form of one or more documents in writing or by telefax, telegram, cable or other written electronic communication shall be as valid and effectual as if it has been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

                                    INDEMNITY

79. Subject to the provisions of the Act and of any other statue for the time being in force, every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise relation thereto, and no director or other office shall be liable for any loss, damage or misfortune which may happen to, or be incurred, by the Company in the execution of the duties of his office, or in relation thereto.

                                      SEAL

80. The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument shall be witnessed by a director or any other person so authorized from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                             DIVIDENDS AND RESERVES

81. The directors may by resolution declare a dividend but no dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend.

     (a) the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business; and

     (b) the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital.

82. Dividends may be declared and paid in money, share or other property.

83. In computing the surplus for the purposes of resolving to declare and pay dividend, the directors may include in their computation the net unrealized appreciation of the assets of the Company.

84. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the surplus of the Company.

85. Subject to the rights of holders of shares entitled to special rights as to dividends, all dividends shall be declared and paid according to the amounts paid up on the shares in issue, excluding those shares which are held by the Company as Treasury shares at the date of declaration of the dividend.

36. The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretions of the directors, be applicable for meeting contingencies, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

87. If several persons are registered as joint holders of any share, any of them may give an effectual receipt for any dividend or other monies payable on or in respect of the share.

88. In the case of shares issued to bearer, the directors may provide for the payment of dividend by reference to counterfoils or warrants issued with the certificate for such shares, and the production of such dividends, counterfoil or warrant shall evidence entitlement to receipt of such dividend in the same way and to the same extent as production of the certificate itself. At the time of presentation of the counterfoil or warrant, the directors may issue such further counter foils or warrants as may be required to permit receipt by the holder thereof of subsequent dividends.

89. Notice if any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

90. No dividend shall bear interest against the Company.

                                BOOKS AND RECORDS

91. The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

92. The Company shall keep minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members, and copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of member.

93. The books, records and minutes required by Regulation 90 and 91 shall be kept at the Registered Office of the Company or at such other place as the directors determine, and shall be open to the inspection of the directors at all times.

94. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the books, records and minutes of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any book, record, minute or document of the Company except as conferred by Law or authorized by resolution of the directors.

                                      AUDIT

95. The  directors  may by  resolution  call for  accounts  of the Company to be
examined   by  an  auditor  or  auditors  to  be  appointed  by  their  at  such remuneration as may from time to time be agreed.

96. The auditor may be a member of the Company, but no director or officer shall be eligible during his continuance in office.

97. Every auditor of the Company shall have a right of access at all times to the books of accounts and vouchers of the Company, and shall be entitled to require from officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

98. The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the company's audited profit and loss account and balance sheet is to be presented.

                                     NOTICES

99. Any notice, information or written statement required to be given to members a shall be served:

     (a) in the case of members holding registered shares, by mail (airmail service in available) addressed to each member at the address shown in the share register; and

     (b)  in the case of members holding shares issued to bearer;

          (i) by mail (airmail service if available) addressed to the agent or attorney whose name and address has been given for service of notice by the bearer of the share (identified for this purpose of the number of the share certificate), or

          (ii) in the absence of an address for service being given, or if the notice, information or written statement cannot be served for any other reason, by publishing the notice, information or written statement in a newspaper circulated in the Commonwealth of the Bahamas and in a newspaper in the place where the Company has its principal office.

100. All notices directed to be given to the members shall, with respect to any registered share to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such share.

101. Any notice, if served by post, shall be deemed to have been served with in ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped and put into the post office.

                        PENSION AND SUPERANNUATION FUNDS

102. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any person in whose welfare the Company or such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of any such persons as aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                                   WINDING UP

103. If the Company shall wound up, the Liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                   ARBITRATION

104. Whenever any difference arises between the Company on the one hand and any of the members, their executors, administrators or assigns on the other hand touching the true intent and construction or the incidence or consequences of these presents or of the Act touching anything done or executed omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these presents or to any Act affecting the Company or to any of the affairs of the Company such difference shall unless the parties agree to refer the same to a single arbitrator be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

105. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that any appointed arbitrator shall die, be incapable of acting or refuses to act) for ten days after the other party has given him notice to appoint the same such other party may appoint an arbitrator to act in the place of the arbitrator to act in the place of the arbitrator of the defaulty party.

                              AMENDMENT TO ARTICLES

106. The Company may alter or modify the conditions contained in these Regulations as originally drafted or as amended from time to time by a resolution of the directors.




--------------------------------------------------------------------------------
                  NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBERS

--------------------------------------------------------------------------------


/s/ E.P. Toothe                                 /s/ Signature on File
---------------                                 --------------------------------
                                                Secretary
Portago (Nominees) Limited
Nassau, Bahamas



/s/ E.P. Toothe                                 /s/ Signature of File
---------------                                 --------------------------------
                                                Secretary
East (Nominees) Limited
Nassau, Bahamas



DATED this 16th day of June, 1992.

WITNESS to the above signatures:  /s/ A.McPhee